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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              AETHLON MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                                13-3632859
           ------                                                ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

   3030 Bunker Hill Street, Suite 4000
          San Diego, California                                    92109
          ---------------------                                    -----
(Address of principal executive offices)                         (Zip Code)


                 AMENDED AND RESTATED 2003 CONSULTANT STOCK PLAN
                 -----------------------------------------------
                            (Full title of the plan)

                                 James A. Joyce
                       3030 Bunker Hill Street, Suite 4000
                           San Diego, California 92109

                     (Name and address of agent for service)

                                 (858) 458-7800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------ -------------------- ---------------------------- ---------------------------- ----------------------
  TITLE OF SECURITIES TO BE       AMOUNT TO BE       PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE         AMOUNT OF
         REGISTERED               REGISTERED(1)          PRICE PER SHARE(2)            OFFERING PRICE(2)        REGISTRATION FEE(3)
------------------------------ -------------------- ---------------------------- ---------------------------- ----------------------
Common Stock                         2,000,000                 $0.745                     $1,490,000                  $45.74
------------------------------ -------------------- ---------------------------- ---------------------------- ----------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the Amended and Restated 2003 Consultant Stock Plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on August 8, 2007, as reported on the OTC Electronic Bulletin Board.

(3) Calculated pursuant to General Instruction E on Form S-8.



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                        GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

On March 29, 2004, Aethlon Medical, Inc., a Nevada corporation, filed a Registration Statement (333-114017) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 1,000,000 shares of its common stock which had been authorized and reserved for issuance under the 2003 Consultant Stock Plan. An additional 2,000,000 shares of common stock were registered pursuant to a Registration Statement on Form S-8 (333-127911) filed with the Securities and Exchange Commission (the "Commission") on August 29, 2005. The contents of these Registration Statements are hereby incorporated by reference into this Registration Statement.

This Registration Statement will register an additional 2,000,000 shares of common stock to be included in the Aethlon Medical, Inc. Amended and Restated 2003 Consultant Stock Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report for the fiscal year ended March 31, 2007, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on Form 10KSB on July 13, 2007, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                   (b) The quarterly report for the quarter ended June 30, 2007, filed by the registrant with the Commission on Form 10-QSB on August 8, 2007.

                  (c) The description of the Registrant's common stock, which is included in the Registration Statement on Form SB-2, file no. 333-130915, filed with the Commission on January 9, 2006.

                  (d) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


                                        2


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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Richardson & Patel LLP has given an opinion regarding certain legal matters in connection with this offering of our securities. Both Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although they are under no obligation to do so, they may continue to accept our common stock for services rendered to us. As of the date of this prospectus, Richardson & Patel LLP is the holder of a warrant to purchase 225,000 shares of common stock, Nimish Patel, a principal of Richardson & Patel LLP, is the holder of a warrant to purchase 418,635 shares of common stock, and R&P Capital, an entity owned by affiliates of Richardson & Patel LLP, is the holder of a warrant to purchase 113,636 shares of common stock.

ITEM 8.  EXHIBITS.

         5.       Opinion regarding legality
         23.1     Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
         23.2     Consent of Richardson & Patel LLP (included in Exhibit 5)
         99.1     Amended and Restated 2003 Consultant Stock Plan


                                        3


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on this 9th day of August, 2007.

                              AETHLON MEDICAL, INC.
                              A Nevada Corporation


                               /s/ James A. Joyce
                               --------------------------------------------
                               By: James A. Joyce
                               Its:  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Dated:  August 9, 2007                 /s/ James A. Joyce
                                      ------------------------------------------
                                      James A. Joyce, Chairman


Dated:  August 9, 2007                 /s/ Franklyn S. Barry, Jr.
                                      ------------------------------------------
                                      Franklyn S. Barry, Jr., Director


Dated:  August 9, 2007                 /s/ Edward G. Broenniman
                                      ------------------------------------------
                                      Edward G. Broenniman, Director


Dated:  August 9, 2007                 /s/ Richard H. Tullis
                                      ------------------------------------------
                                      Richard H. Tullis, Director


                                        4


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                                INDEX TO EXHIBITS

Exhibit Number    Description

      5.          Opinion regarding legality
      23.1        Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
      23.2        Consent of Richardson & Patel LLP (included in Exhibit 5)
      99.1        Amended and Restated 2003 Consultant Stock Plan


                                        5